PROMISSORY NOTE

$3,000,000                                                 December 5, 1997
                                                           Billings, Montana

    FOR VALUE RECEIVED, GEORESOURCES, INC., a Colorado corporation ("Borrower"), promises to pay to the order of NORWEST BANK MONTANA, NATIONAL ASSOCIATION ("Payee"), the principal sum of $3,000,000, or such lesser amount as may be borrowed hereunder, together with interest on the outstanding unpaid balance of such principal amount at the rate provided below.

    This Note is issued pursuant to, and is subject to the terms and provisions of, the Amended and Restated Secured Term Loan and Revolving Credit Agreement (the "Credit Agreement"), dated as of December 5, 1997, between Borrower and Payee. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

    The outstanding principal amount of this Note shall be payable as provided in the Credit Agreement. The entire outstanding principal balance of this Note shall be due and payable on January 5, 2005 (unless payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest initially at the fluctuating rate, adjustable the day of any change, equal to the annual rate publicly announced or published from time to time by Norwest Bank Minnesota, National Association as its "base" or "prime" rate, which may not be the lowest interest rate charged by Payee (the "Base Rate"), plus three-quarters of one percentage point per annum.

    Interest shall accrue daily, shall be payable on the fifth day of each month, commencing January 5, 1998, and at the maturity of this Note.

    All payments of principal and interest hereon shall be made at Payee's offices at 175 North 27th Street, Billings, Montana 59101 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

    This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

    Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by Payee.

    If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

    Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

    If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

    No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

    All notices given hereunder shall be given as provided in the Credit Agreement.

    This Note is to be governed by and construed according to the laws of the State of Montana.

                                       GEORESOURCES, INC.


                                       By:  /s/  J. P. Vickers
                                       J. P. Vickers,
                                       President



                  AMENDED AND RESTATED SECURED TERM LOAN AND
                          REVOLVING CREDIT AGREEMENT

    THIS AMENDED AND RESTATED SECURED TERM LOAN AND REVOLVING CREDIT AGREEMENT, made as of December 5, 1997, is by and between GEORESOURCES, INC., a Colorado corporation (herein called "Borrower"), and NORWEST BANK MONTANA, NATIONAL ASSOCIATION, a national banking association (herein called "Norwest").

                                   RECITALS

    A. Borrower and Norwest entered into an Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of September 1, 1995 (the "Prior Credit Agreement"), which provided for the following: (1) an amortizing term loan, the outstanding principal balance of which was $300,000 as of September 1, 1995, which loan has been repaid in full, and (2) an amortizing term loan, the outstanding principal balance of which was $765,000 as of September 1, 1995, and (3) a revolving line of credit in the maximum amount of $1,000,000.

    B. Borrower and Norwest wish to enter into this Amended and Restated Secured Term Loan and Revolving Credit Agreement in order to amend and restate in their entirety the terms and provisions of the Prior Credit Agreement and to provide for the terms upon which: (1) the loan and the line of credit described in Recitals A(2) and A(3) above will be continued, and (2) Norwest will make available to Borrower an additional revolving line of credit in the maximum amount of $3,000,000.

                                   AGREEMENT

    IN CONSIDERATION of the following covenants, Borrower and Norwest agree as follows:

                                   ARTICLE I

                       Definitions and Accounting Terms

    Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Advance" means any advance made to Borrower pursuant to Section 2.01(c) below.

    "Agreement" means this Amended and Restated Secured Term Loan and Revolving Credit Agreement, as the same may hereafter be amended from time to time.

    "Borrowing Base" means, at any time, the aggregate loan value of the Collateral, as determined by Norwest in accordance with the provisions of
Section 2.09 below; provided that the Borrowing Base for the time period from the date of this Agreement through March 31, 1998 shall be $3,691,000, unless Borrower and Norwest hereafter mutually agree upon a different amount or unless the Borrowing Base is redetermined pursuant to the terms of this Agreement prior to the end of such time period.

    "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Montana on which banks are not required to be open for business in Billings, Montana.

    "Collateral" means any and all oil or gas properties, oil or gas interests and related assets and properties covered by any of the Security Documents.

    "Current Ratio" means, at any time and from time to time, the ratio of:
(a) Borrower's current assets; to (b) Borrower's current liabilities (excluding regularly scheduled current maturities of long-term debt), all determined in accordance with generally accepted accounting principles consistently applied.

    "Debt" means, for any Person: (a) all items of indebtedness or liabilities which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date as of which Debt is to be determined, and (b) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed.

    "Event of Default" means any of the events described in Section 6.01 below.

    "Loan Documents" shall mean this Agreement, the 1993 Revolver/Term Note, the 1995 Note, the 1997 Note, the Security Documents and any other documents executed by Borrower pursuant hereto.

    "Maximum 1995 Loan Amount" means, at any time, the lesser of: (a)(l) the Borrowing Base, minus (2) the then-outstanding principal balance of the 1997 Loan, minus (3) the then-outstanding principal balance of the 1993 Revolver/Term Loan; or (b) $1,000,000.

    "Maximum 1997 Loan Amount" means, at any time, the lesser of: (a)(l) the Borrowing Base, minus (2) the then-outstanding principal balance of the 1995 Loan, minus (3) the then-outstanding principal balance of the 1993 Revolver/Term Loan; or (b) $3,000,000.

    "Minimum 1995 Loan Payment Amount" means the following:

         (a) with respect to any Payment Date occurring on or before December 5, 1997, the amount of interest accrued on the 1995 Loan through such Payment Date;

         (b) with respect to any Payment Date occurring after December 5, 1997 but prior to December 5, 2001, the sum of: (1) the amount of interest accrued on the 1995 Loan through such Payment Date, plus (2) the product of:
(A) 0.02083333 (1/48), times (B) the outstanding principal balance of the 1995 Loan as of the close of business on December 8, 1997; and

         (c) with respect to the maturity date of the 1995 Loan on December 5, 2001, the outstanding principal balance of the 1995 Loan plus interest accrued through such date.

    "Minimum 1997 Loan Payment Amount" means the following:

         (a) with respect to any Payment Date occurring on or before January 5, 2001, the amount of interest accrued on the 1997 Loan through such Payment Date;

         (b) with respect to any Payment Date occurring after January 5, 2001 but prior to January 5, 2005, the sum of: (1) the amount of interest accrued on the 1997 Loan through such Payment Date, plus (2) the product of:
(A) 0.02083333 (1/48), times (B) the outstanding principal balance of the 1997 Loan as of the close of business on January 5, 2001; and

         (c) with respect to the maturity date of the 1997 Loan on January 5, 2005, the outstanding principal balance of the 1997 Loan plus interest accrued through such date.

    "Notes" means the 1995 Note, the 1997 Note and the 1993 Revolver/Term
Note.

    "Oil and Gas Properties" means from time to time, all oil and/or gas properties, pipelines, gathering systems, gas plants and related interests owned by Borrower.

    "Payment Date" means the fifth day of each month, commencing January 5, 1998.

    "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

    "Prior Credit Agreement" means the agreement defined as such in Recital A above.

    "Related Person" means any other Person controlled by, controlling or under common control with Borrower, including without limitation any subsidiary of Borrower and any officer or director of Borrower.

    "Security Documents" means the Mortgage, Security Agreement, Assignment of Production and Financing Statement dated as of April 29, 1993, from Borrower to Norwest's predecessor and any and all the deeds of trust, mortgages, chattel mortgages, assignments of proceeds, security agreements, financing statements, pledge agreements, assignments of and/or amendments to any of the foregoing and other instruments in form and substance satisfactory to Norwest executed by Borrower as provided herein, granting to and perfecting in favor of Norwest first and prior liens on or security interests in any portion of the Oil and Gas Properties required pursuant to this Agreement.

    "Tangible Net Worth of Borrower" means the excess of: (a) the tangible assets of Borrower, determined in accordance with generally accepted accounting principles, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper, over (b) all Debt of Borrower; provided however, that: (1) in no event shall there be included as tangible assets, patents, trademarks, tradenames, copyrights, licenses, goodwill, prepaid expenses to the extent they exceed $50,000 in the aggregate, deferred charges, notes or accounts receivable due from Related Persons, or any securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (2) securities included as such tangible assets shall be taken into account as required by generally accepted accounting principles applicable to publicly-traded companies, and (3) any write-up in the book value of any assets shall not be taken into account.

    "1993 Revolver/Term Loan" means the loan described in Recital A(2) above, and any and all modifications to such loan as may be contemplated by
Section 2.01(b) below.

    "1993 Revolver/Term Note" means the Promissory Note dated as of April
29, 1993, made by Borrower, payable to the order of NBB, in the face amount of $1,000,000, as previously amended and as amended by an Allonge in the form of Exhibit A attached hereto and made a part hereof, which promissory note, as so amended, shall evidence the 1993 Revolver/Term Loan.

    "1995 Loan" means the revolving line of credit made available to Borrower by Norwest in accordance with the terms of this Agreement, as such revolving line of credit is to be converted to an amortizing term loan as of December 8, 1997 in accordance with the terms of this Agreement.

    "1995 Note" means the Promissory Note dated September 1, 1995, made by Borrower, payable to the order of Norwest, in the face amount of $1,000,000, as amended by an Allonge in the form of Exhibit B attached hereto and made a part hereof, which promissory note, as so amended, shall evidence the 1995 Loan.

    "1997 Loan" means the revolving line of credit made available to Borrower by Norwest in accordance with the terms of this Agreement, as such revolving line of credit is to be converted to an amortizing term loan as of January 5, 2001 in accordance with the terms of this Agreement.

    "1997 Note" means the Promissory Note of even date herewith, made by Borrower, payable to the order of Norwest, in the form of Exhibit C attached hereto and made a part hereof, which 1997 Note shall evidence the 1997 Loan.

    Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

                                  ARTICLE II

                                   The Loans

    Section 2.01. The Loans. (a) As of September 1, 1995, the 1993 Revolver/Term Loan was converted from a revolving line of credit to an amortizing term loan in an amount equal to $765,000, the outstanding principal balance of the 1993 Revolver/Term Loan as of the close of business on August 31, 1995. The 1993 Revolver/Term Loan shall be governed by the terms of this Agreement and, as to certain matters (e.g., the amount and timing of principal payments, the interest rate and the timing of interest payments), by the terms of the 1993 Revolver/Term Note.

         (b) As of December 8, 1997, the 1995 Loan is to be converted from a revolving line of credit to an amortizing term loan in an amount equal to $700,000, the outstanding principal balance of the 1995 Loan as of the close of business on December 8, 1997. The 1995 Loan shall be governed by the terms of this Agreement and, as to certain matters, by the terms of the 1995 Note.

         (c) Subject to the terms and conditions hereof, Norwest agrees to make Advances on the 1997 Loan to Borrower from time to time at the request of Borrower upon at least one Business Day's notice to Norwest from Borrower; provided that Norwest shall not have any obligation to: (1) make any Advance after January 5, 2001; (2) make any Advance in an amount less than $10,000;
(3) make any Advance if, after the making of such Advance, the aggregate outstanding principal balance of the 1997 Loan would exceed the Maximum 1997 Loan Amount. Within the limitation of the Maximum 1997 Loan Amount, and subject to the other terms and provisions hereof, Borrower may borrow, repay and reborrow hereunder.

    Section 2.02. The Notes; Interest. (a) Borrower's obligation to repay the 1995 Loan, with interest thereon, shall be evidenced by the 1995 Note.
The 1995 Note shall bear interest on the outstanding principal balance thereof at the rates per annum provided in the 1995 Note. Borrower shall pay all accrued and unpaid interest due on the 1995 Note on each Payment Date, including without limitation on December 5, 2001, the maturity date of the 1995 Loan.

         (b) Borrower's obligation to repay the 1997 Loan, with interest thereon, shall be evidenced by the 1997 Note. The 1997 Note shall bear interest on the outstanding principal balance thereof at the rates per annum provided in the 1997 Note. Borrower shall pay all accrued and unpaid interest due on the 1997 Note on each Payment Date, including without limitation on January 5, 2005, the maturity date of the 1997 Loan.

    Section 2.03.  Mandatory Payments.

         (a) On each Payment Date, Borrower shall make the following payments to Norwest: (1) a payment on the 1995 Loan in the amount of the Minimum 1995 Loan Payment Amount, and (2) a payment on the 1997 Loan in the amount of the Minimum 1997 Loan Payment Amount, which payments shall be in addition to: (A) any amounts payable (whether on a Payment Date or otherwise) with respect to the 1993 Revolver/Term Loan, and (2) any amounts payable with respect to the 1995 Loan or the 1997 Loan as otherwise set forth in this Agreement, including without limitation as described in Section 2.03(b) below.

         (b) If the aggregate outstanding principal balance of the 1995
Loan shall at any time exceed the Maximum 1995 Loan Amount and/or if the aggregate outstanding principal balance of the 1997 Loan shall at any time exceed the Maximum 1997 Loan Amount, Borrower shall, not later than 20 days after written notice thereof from Norwest: (1) pay the excess to Norwest in a lump sum; or (2) execute and deliver to Norwest additional mortgages, supplements to mortgages or other instruments satisfactory in form and substance to Norwest, by which Borrower mortgages, pledges or hypothecates to Norwest, or creates a security interest in for the benefit of Norwest, sufficient additional collateral to induce Norwest to make a redetermination of the Borrowing Base such that the Maximum 1995 Loan Amount is an amount no less than the aggregate outstanding principal balance of the 1995 Loan and the Maximum 1997 Loan Amount is an amount no less than the aggregate outstanding principal balance of the 1997 Loan.

         (c) The entire outstanding principal balance of the 1995 Loan shall be due and payable, if not sooner paid, on December 5, 2001. The entire outstanding principal balance of the 1997 Loan shall be due and payable, if not sooner paid, on January 5, 2 005.

    Section 2.04.  Time of Payments; Computations.

         (a) Borrower shall make each payment hereunder and under each of the Notes not later than 12:00 noon (Billings, Montana time) on the day when due in lawful money of the United States of America to Norwest at its office at 175 North 27th Street, Billings, Montana 59101 or at any other location designated by Norwest.

         (b) All computations of interest shall be made by Norwest on the basis of a year of 365 or 366 days, as applicable, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         (c) Should any payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension.

    Section 2.05. Termination of Agreement. Borrower shall have the right at any time and from time to time, upon not less than three business days' prior written notice to Norwest, to terminate this Agreement. Upon any termination of this Agreement, Borrower shall, at the time of such termination, prepay all of the Notes in full. Any such prepayment shall be without penalty or premium.

    Section 2.06. Prepayment of the Loans. Borrower shall have the right to prepay the principal amount of the 1993 Revolver/Term Loan, the 1995 Loan or the 1997 Loan at any time as provided herein. Partial prepayments shall be in the amount of $10,000 or integral multiples thereof. Each prepayment shall be without premium or penalty. All prepayments shall first be applied to any and all accrued interest and unpaid fees and then to unpaid principal, in the inverse order of approaching maturities.

    Section 2.07. Use of Proceeds. Proceeds of the 1995 Loan and the 1997 Loan shall be used by Borrower exclusively for the financing of Borrower's working capital requirements and capital expenditures relating to the acquisition, exploration and development of oil and gas properties.

    Section 2.08. Fee. Borrower shall pay to Norwest, contemporaneously with the execution and delivery of this Agreement, an origination fee in respect of the 1997 Loan in the amount of $7,500.

    Section 2.09. Borrowing Base Procedures. The Borrowing Base will be re-determined at least annually by Norwest, as of April 1 of each year through April 1, 2004 (and, at Norwest's sole discretion, Norwest may re-determine the Borrowing Base at such other times as Norwest may elect to do so), in accordance with the "Borrowing Base Calculations" described in Exhibit E attached hereto and made a part hereof, based upon the engineering reports submitted by Borrower pursuant to Article V below, the production information submitted by Borrower pursuant to Article V below and such other information and data as Norwest deems relevant, and using such assumptions as to pricing, discount factors, discount rates, expenses, oil and gas prices and price escalators, operating expense escalators and other factors as Norwest customarily uses as to borrowing-base oil and gas loans at the time such re-determination is made. If any such re-determination of the Borrowing Base by Norwest results in a change in the Borrowing Base from the Borrowing Base previously in effect, Norwest shall advise Borrower of such change by providing to Borrower written notice thereof; provided that if Norwest does not provide such a notice, then, unless Norwest gives notice to the contrary to Borrower, the Borrowing Base from the previous period shall be carried over into the new period until a notice is sent to Borrower by Norwest.

    Section 2.10. The Security. Borrower's obligations hereunder will be secured by the existing Security Documents and any additional Security Documents hereafter delivered by Borrower and accepted by Norwest.

                                  ARTICLE III

               Conditions Precedent to 1995 Loan and 1997 Loan

    Section 3.01. Conditions Precedent to 1995 Loan and 1997 Loan. Norwest shall have no obligation to make the initial Advance or any subsequent Advance under the 1995 Loan or the 1997 Loan unless Norwest shall have received all of the following at its office in Billings, Montana, duly executed and delivered and in form, substance and date satisfactory to Norwest:

         (a) The Notes, including the allonges thereto.

         (b) The Security Documents.

         (c) An "Omnibus Certificate" of the Secretary of Borrower in the form of Exhibit D attached hereto and made a part hereof.

         (d) The fee payable by Borrower pursuant to Section 2.08 above.

         (e) Such title opinions, supplemental title opinions, UCC searches and other title information concerning
             Borrower's title to the Collateral or any portions thereof as may be satisfactory to Norwest.

         (f) A written certification by Borrower that the Collateral has been operated in compliance with all federal, state and local environmental and waste disposal laws and/or copies of any notices or communications received from any federal, state or local authorities asserting that a violation of such laws may have, or has, occurred, whether or not such assertions are being contested by Borrower.

         (g) Any and all other Loan Documents.

    Section 3.02. Additional Conditions Precedent. Norwest shall have no obligation to make the first or any subsequent Advance unless the following conditions precedent have been satisfied:

         (a) All representations and warranties made by Borrower in any Loan Document shall be true on and as of the date of such Advance as if such representations and warranties had been made as of the date hereof.

         (b) No Event of Default, and no event or condition which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default, shall exist as of the date of such Advance.

         (c) Borrower shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of such Advance.

                                  ARTICLE IV

                        Representations and Warranties

    Section 4.01. Borrower's Representations and Warranties. To induce Norwest to enter into this Agreement and to make the 1995 Loan and the 1997 Loan, Borrower represents and warrants to Norwest (which representations and warranties shall survive the delivery of the 1995 Note and the 1997 Note and shall be deemed to be continuing representations and warranties until repayment in full of the 1995 Note and the 1997 Note and termination of this Agreement) that:

         (a) Organization and Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all corporate powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

         (b) Authorization. Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of the Loan Documents and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

         (c) No Conflicts or Consents. The execution and delivery by Borrower of the Loan Documents, the performance by Borrower of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not conflict with any provision of any of the organizational documents of Borrower or any agreement, judgment, license, order or permit applicable to or binding upon Borrower.

         (d) Enforceable Obligations. This Agreement and the other Loan Documents constitute legal and binding obligations of Borrower, enforceable in accordance with their respective terms.

         (e) Financial Statements. The financial statements heretofore furnished by Borrower to Norwest fairly present Borrower's financial position at the date thereof and the results of Borrower's operations and the changes in Borrower's financial position for the period thereof. Since the date of the most recent of said financial statements, no material adverse change has occurred in Borrower's financial condition or business.

         (f) Litigation. (1) There are no actions, proceedings or suits pending or threatened against Borrower before any court, department, commission, body, board, bureau, agency, or instrumentality, which do or may materially and adversely affect Borrower, Borrower's ownership or use of any of its assets or properties, its business or financial condition or prospects, or the right or ability of Borrower to enter into the Loan Documents or perform its obligations thereunder, and (2) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against Borrower which have or may have any such effect.

         (g) Title to Properties. To the best of Borrower's knowledge, Borrower has good and defensible title to the Collateral, free and clear of all liens, encumbrances and defects of title, except for liens, encumbrances and defects which do not have a material adverse effect upon the value of the Collateral, taken as a whole.

         (h) Place of Business. The chief executive office and principal place of business of Borrower are located at the address of Borrower set out in Section 7.03.

         (i) Use of Proceeds. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the 1995 Loan or the 1997 Loan will be used to purchase or carry any such margin stock or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

    Section 4.02. Representations by Norwest. Norwest hereby represents that it will acquire the 1997 Note for its own account in the ordinary course of its commercial banking business; however, the disposition of Norwest's property shall at all times be and remain within its control and this section does not prohibit Norwest's sale of the 1997 Note or of any participation in the 1997 Note to any bank, financial institution or similar purchaser.

                                   ARTICLE V

                             Covenants of Borrower

    Section 5.01. Affirmative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of Borrower's obligations hereunder and the termination of this Agreement, unless Norwest has previously agreed otherwise in writing:

         (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will in all material respects observe, perform and comply with every covenant, term and condition, express or implied, in the Loan Documents.

         (b) Books. Financial Statements and Records. Borrower will at all times maintain full and accurate books of account and records. Borrower will maintain a standard system of accounting and will furnish the following statements and reports to Norwest at Borrower's expense:

         (1) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Borrower, an unaudited balance sheet of Borrower as at the end of such quarter and related statements of income, retained earnings and cash flow of Borrower for such quarterly period and for the fiscal year to date, in reasonable detail and stating in comparative form the figures for the corresponding periods in the previous year, all prepared in accordance with generally accepted accounting principles (Borrower's 10-Q report);

         (2) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, a copy of the annual audit report of Borrower, with the unqualified opinion of a certified public accountant chosen by Borrower and acceptable to Norwest, prepared in reasonable detail and in accordance with generally accepted accounting principles, containing at least a balance sheet as of the end of such fiscal year of Borrower and a statement of income, retained earnings and cash flow, setting forth in comparative form the corresponding figures for the preceding fiscal year of Borrower (Borrower's 10-K report);

         (3) upon written or telephonic request from Norwest, a report in form satisfactory to Norwest disclosing with respect to the month of such request: (A) the amount of oil, gas, and other hydrocarbon minerals produced from or allocated to each well included in the Collateral; (B) the amount of such production per well attributable to Borrower's interest; (C) the amount of the actual proceeds from the sale of such oil, gas, and other hydrocarbon minerals per well and the amount of such proceeds attributable to Borrower's interest; (D) the amount of Borrower's share of: (i) the actual costs and expenses incurred to make such oil, gas and other hydrocarbon minerals marketable and to transport the same to the point or points of delivery to the purchaser, and (ii) production, severance or other taxes required to be paid with respect to such production and sale, and (E) the amount actually received by Borrower from the sale of such oil, gas and other hydrocarbon minerals per well; and

         (4) annually (by March 1 of each year, commencing March 1, 1998) until all of the Notes are paid in full and this Agreement has been terminated, and at such other times as Norwest may reasonably request, a report in form satisfactory to Norwest, certified by an independent petroleum engineer satisfactory to Norwest, setting forth the proven producing oil and gas reserves attributable to Borrower's interest in the currently producing wells on the Collateral, together with a forecast of the rates of production therefrom and the estimated income to Borrower from such production, calculated in a manner satisfactory to Norwest, for the estimated economic life of such properties.

         (c) Other Information and Inspections. Borrower will furnish to Norwest any information which Norwest may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's business and operations and will permit representatives appointed by Norwest to visit and inspect, upon reasonable notice to Borrower and at their sole risk, any and all of such properties and facilities, including Borrower' books of account, other books and records, and any facilities or other business assets.

         (d) Notice of Material Events.  Borrower will promptly notify
Norwest: (1) of any material adverse change in the financial condition of, or any material occurrence (including without limitation acceleration of Debts, filing of suits or claims) with respect to, Borrower, (2) of the filing of any suit or proceeding against Borrower (or the occurrence of any material development in any such suit or proceeding) in which an adverse decision could have a material adverse effect upon Borrower's financial condition, business or operations (or could result in a judgment not covered by insurance of $250,000 or more against Borrower), or (3) of the occurrence of any Event of Default or of any event or condition which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default. Borrower will also notify Norwest in writing at least twenty Business Days prior to the date that Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting that Norwest prepare the same.

         (e) Maintenance of Existence and Qualifications. Borrower will maintain and preserve its corporate existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation in all places where required by applicable law.

         (f) Payment of Trade Debt, Taxes. etc. Borrower will: (1) timely file all required tax returns; (2) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; and (3) timely pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business. Borrower may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings.

         (g) Payment of Expenses. Borrower will promptly (and in any event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Norwest (including attorneys' fees) in connection with: (1) the preparation, execution and delivery of the Loan Documents (including without limitation any and all future amendments or supplements thereto or restatements thereof), and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the examination of Borrower's title to the Collateral, and (4) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

         (h) Compliance with Agreements and Law. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound, in such a way that they result in no material adverse effect upon the Collateral or Borrower's ability to perform its obligations under this Agreement. Borrower will conduct its business and affairs in compliance in all material respects with all laws, regulations, and orders applicable thereto (including without limitation those relating to pollution and other environmental matters).

         (i) Additional Security Documents. Promptly after a request therefor by Norwest at any time and from time to time, Borrower will execute and deliver to Norwest such additional Security Documents and/or amendments to existing Security Documents as Norwest may deem necessary or appropriate in order to grant to Norwest a perfected lien on and security interest in sufficient oil and/or gas interests owned by Borrower to maintain the Borrowing Base at an amount greater than the aggregate outstanding principal balances of the 1993 Revolver/Term Loan, the 1995 Loan and the 1997 Loan.

         (j) Further Assurances. Borrower will execute and deliver such other and further instruments and will do such other and further acts as may be reasonably required by Norwest to be necessary or desirable to carry out more effectively the purpose of this Agreement, including without limitation:
(1) prompt correction of any defect which may hereafter be discovered in the title to the Collateral or in the execution and acknowledgement of this Agreement, the Notes, the Security Documents or any other Loan Documents, and
(2) prompt execution and delivery of any division or transfer orders and other documents which in the opinion of Norwest are needed to effectuate the transfer to Norwest of the proceeds of production from the Collateral or any part thereof, pursuant to the Security Documents.

         (k) Current Ratio. Borrower will at all times maintain a Current Ratio of not less than 1.25:1.00.

         (l) Debt to Worth Ratio. Borrower will at all times maintain a ratio of: (1) Borrower's Debt, to (2) the Tangible Net Worth of Borrower, of not more than 1.50:1.00.

    Section 5.02. Negative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of Borrower's obligations hereunder and the termination of this Agreement, unless Norwest has previously agreed otherwise in writing:

         (a) Limitation on Liens. Borrower will not create, assume or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, except: (1) Liens at any time existing in favor of Norwest; and (2) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business; provided that such Liens secure only Debt which is not delinquent.

         (b) Additional Debt. Borrower will not create, incur, assume or permit to exist Debt except: (1) the 1993 Revolver/Term Loan, the 1995 Loan and the 1997 Loan; (2) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods or services to Borrower in the ordinary course of business; and (3) existing Debt heretofore disclosed by Borrower to Norwest in writing.

         (c) Limitation on Sales of Property. Borrower will not sell, transfer, lease, exchange, alienate or dispose of any of the Collateral except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents): (1) equipment which is worthless or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of Borrower; and (2) inventory (including oil and gas sold as produced) which is sold in the ordinary course of business.

         (d) Limitation on Credit Extensions. Borrower will not extend credit, make advances or make loans other than: (1) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner; and (2) other extensions of credit, advances and loans which, when added to the dollar amount of any assumptions, guaranties, endorsements and secondary liabilities permitted to be outstanding under the provisions of Section 5.02(f) below, are in an amount not greater than $250,000.

         (e) Reorganizations; Combinations. Borrower will not: (1) change its name, its fiscal year or the nature of its business, (2) reorganize, liquidate or dissolve, or (3) enter into any merger or other combination in which it is not the surviving corporation.

         (f) Limitation on Guarantees. Borrower will not assume, guarantee, endorse or be or become secondarily liable for any Debt which is the primary obligation of any other Person, other than assumptions, guaranties, endorsements and secondary liabilities which, when added to the dollar amount of any extensions of credit, advances and loans permitted to be outstanding under the provisions of Section 5.02(d)(2) above, are in an amount not greater than $250,000.

                                  ARTICLE VI

                        Events of Default and Remedies

    Section 6.01. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Borrower fails to pay any interest on or principal of any of the Notes (including without limitation any mandatory prepayment thereof) or any fees hereunder when due and payable, and such failure is not remedied within a period of 20 calendar days; or

         (b) Borrower fails to pay any other indebtedness under this Agreement or any of the Security Documents when due and payable, and such failure is not remedied within a period of 20 calendar days; or

         (c) Any "default" or "event of default," including the expiration of any applicable period of grace, occurs under any Loan Document which defines either term; or

         (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made; or

         (e) Borrower fails to duly observe, perform or comply with any covenant, agreement, condition or provision of this Agreement (except for those specifically described elsewhere in this Article VI), and such failure is not remedied within 30 days after Norwest gives notice to Borrower of such failure; or

         (f) Borrower: (1) commences a voluntary case under any applicable bankruptcy, insolvency or similar law; (2) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or similar law; (3) suffers the appointment of a receiver, custodian, trustee or similar official for a substantial part of its assets;
(4) makes a general assignment for the benefit of creditors; (5) fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or (6) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

         (g) There occurs a material change in the management of Borrower that Norwest determines, in its sole discretion, results in, or is likely to result in, a change in the operation of the business of Borrower that may adversely impact the collectability of Norwest's loans to Borrower, or Borrower's ability to service such loans.

Upon the occurrence of an Event of Default described in subsection (f) of this Section, the 1993 Revolver/Term Loan, the 1995 Loan and the 1997 Loan shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. During the continuance of any other Event of Default, Norwest at any time and from time to time (unless all Events of Default have theretofore been remedied) may declare any or all of the 1993 Revolver/Term Loan, the 1995 Loan and the 1997 Loan immediately due and payable, and the 1993 Revolver/Term Loan, the 1995 Loan and the 1997 Loan shall thereupon be immediately due and payable.

    Section 6.02. Remedies. If any Event of Default (or any event or condition which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default) shall occur and be continuing, the obligation of Norwest to make Advances under this Agreement shall terminate immediately. If any Event of Default shall occur, Norwest may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Norwest may enforce the payment of Borrower's obligations hereunder or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Norwest under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

    Section 6.03. Indemnity. Borrower hereby agrees to indemnify, defend and hold harmless Norwest and its agents, affiliates, officers, directors and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorneys' fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limitation the enforcement thereof), except to the extent such claims, losses, and liabilities are proximately caused by a Norwest's gross negligence, willful misconduct or breach of the Loan Documents, and (b) the contamination of the Collateral by any hazardous substance or environmental pollutant in violation of any federal, state or local environmental statute, rule, regulation or ordinance, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time.

                                  ARTICLE VII

                                 Miscellaneous

    Section 7.01. Waiver and Amendment. No failure or delay by Norwest in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Norwest. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

    Section 7.02. Survival of Agreements; Cumulative Nature. All of Borrower's various representations, warranties, covenants and agreements in the Loan Documents shall survive until Borrower's obligations hereunder have been paid in full.

    Section 7.03. Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by expedited delivery service or by United States mail, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed), and, when so given, shall be deemed effective upon delivery:

Borrower's address:                    1407 West Dakota Parkway
                                       P.O. Box 1505
                                       Williston, North Dakota 58801
                                       Attention:  Jeffrey P. Vickers

Norwest's address:                     175 North 27th Street
                                       Billings, Montana 59101
                                       Attention:  Douglas P. Kraft

    Section 7.04. Parties in Interest. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided that Borrower may not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Norwest.

    Section 7.05. GOVERNING LAW. THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF MONTANA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MONTANA AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT (A) TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, AND (B) WITH RESPECT TO SPECIFIC LIENS, OR THE PERFECTION THEREOF, EVIDENCED BY SECURITY DOCUMENTS COVERING REAL OR PERSONAL PROPERTY WHICH BY THE LAWS APPLICABLE THERETO ARE REQUIRED TO BE CONSTRUED UNDER THE LAWS OF ANOTHER JURISDICTION. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF MONTANA.

    Section 7.06. Limitation on Interest. Norwest and Borrower intend to contract in strict compliance with applicable usury laws from time to time in effect. Norwest agrees to refund to Borrower any amounts paid by Borrower in excess of the maximum rate under applicable usury laws.

    Section 7.07. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

    Section 7.08. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

    Section 7.09.  Entire Agreement.  This Agreement, the Notes, the
Security Documents and the other Loan Documents from time to time executed in connection herewith state the entire agreement between the parties with respect to the subject matter hereof. The terms and provisions of this Agreement shall supersede the terms and provisions of the Prior Credit Agreement in their entirety.

    IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.
                                       GEORESOURCES, INC.

                                       By:  /s/  J. P. Vickers
                                            J. P. Vickers,
                                            President

                                       NORWEST BANK MONTANA, NATIONAL
                                        ASSOCIATION

                                       By:  /s/  Douglas P. Kraft
                                            Douglas P. Kraft
                                            Vice President



                                   EXHIBIT A

                                    ALLONGE

    THIS ALLONGE, dated as of December 5, 1997, is by and between GEORESOURCES, INC., a Colorado corporation (herein called "Borrower"), and NORWEST BANK MONTANA, NATIONAL ASSOCIATION, a national banking association (herein called "Norwest"), successor in interest to NORWEST BANK BILLINGS, NATIONAL ASSOCIATION.

    Reference is made to Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of December 5, 1997 (the "Agreement"), between Borrower and Norwest.

    As of the date hereof, the Promissory Note dated as of April 29, 1993
(the "Note"), made by Borrower, payable to the order of Norwest Bank Billings, National Association, in the face amount of $1,000,000, shall be amended by changing all references therein to the Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of September 1, 1995, between Borrower and Norwest, to be references to the Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of December 5, 1997, between Borrower and Norwest.

    EXECUTED as of the date first above written.

                                       GEORESOURCES, INC.

                                       By:  /s/  J. P. Vickers
                                            President

                                       NORWEST BANK MONTANA, NATIONAL
                                        ASSOCIATION, successor in interest
                                        to NORWEST BANK BILLINGS, NATIONAL
                                        ASSOCIATION

                                       By:  /s/  Doug Kraft
                                            Vice President

                                    ALLONGE

    THIS ALLONGE, dated as of December 5, 1997, is by and between GEORESOURCES, INC., a Colorado corporation (herein called "Borrower"), and NORWEST BANK MONTANA, NATIONAL ASSOCIATION, a national banking association (herein called "Norwest"), successor in interest to NORWEST BANK BILLINGS, NATIONAL ASSOCIATION.

    Reference is made to Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of December 5, 1997 (the "Agreement"), between Borrower and Norwest.

    As of the date hereof, the Promissory Note dated as of September 1, 1995 (the "Note"), made by Borrower, payable to the order of Norwest Bank Billings, National Association, in the face amount of $1,000,000, shall be amended as follows:

    1.  By changing all references therein to the Amended and Restated
Secured Term Loan and Revolving Credit Agreement dated as of September 1, 1995, between Borrower and Norwest, to be references to the Amended and Restated Secured Term Loan and Revolving Credit Agreement dated as of December 5, 1997, between Borrower and Norwest; and

    2. By changing the maturity date of the Note, as set forth in line 4 of the third paragraph on page 1 of the Note, from "September 5 2002" to "December 5, 2001".

    EXECUTED as of the date first above written.

                                       GEORESOURCES, INC.

                                       By:  /s/  J. P. Vickers
                                            President


                                       NORWEST BANK MONTANA, NATIONAL
                                        ASSOCIATION, successor in interest
                                        to NORWEST BANK BILLINGS, NATIONAL
                                        ASSOCIATION

                                       By:  /s/ Douglas P. Kraft
                                            Vice President



                                   EXHIBIT C

                                PROMISSORY NOTE

$3,000,000                                                   December 5, 1997
                                                             Billings, Montana

    FOR VALUE RECEIVED, GEORESOURCES, INC., a Colorado corporation ("Borrower"), promises to pay to the order of NORWEST BANK MONTANA, NATIONAL ASSOCIATION ("Payee"), the principal sum of $3,000,000, or such lesser amount as may be borrowed hereunder, together with interest on the outstanding unpaid balance of such principal amount at the rate provided below.

    This Note is issued pursuant to, and is subject to the terms and provisions of, the Amended and Restated Secured Term Loan and Revolving Credit Agreement (the "Credit Agreement"), dated as of December 5, 1997, between Borrower and Payee. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

    The outstanding principal amount of this Note shall be payable as provided in the Credit Agreement. The entire outstanding principal balance of this Note shall be due and payable on January 5, 2005 (unless payable sooner pursuant to the terms of the Credit Agreement) and shall bear interest initially at the fluctuating rate, adjustable the day of any change, equal to the annual rate publicly announced or published from time to time by Norwest Bank Minnesota, National Association as its "base" or "prime" rate, which may not be the lowest interest rate charged by Payee (the "Base Rate"), plus three-quarters of one percentage point per annum.

    Interest shall accrue daily, shall be payable on the fifth day of each month, commencing January 5, 1998, and at the maturity of this Note.

    All payments of principal and interest hereon shall be made at Payee's offices at 175 North 27th Street, Billings, Montana 59101 (or at such other place as Payee shall have designated to Borrower in writing) on the date due in immediately available funds and without set-off or counterclaim or deduction of any kind. All payments received hereunder shall be applied first to costs of collection, second to accrued interest as of the date of payment and third to the outstanding principal balance of this Note.

    This Note is secured by, and the holder of this Note is entitled to the benefits of, the documents described in the Credit Agreement (the "Security Documents"). Reference is made to the Security Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

    Subject to the expiration of any applicable period of grace provided for in the Credit Agreement, in the event of (a) any default in any payment of the principal of or interest on this Note when due and payable, or (b) any other Event of Default (as defined in the Credit Agreement), then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable, and any or all of the rights and remedies provided herein and in the Credit Agreement and the Security Documents, as they may be amended, modified or supplemented from time to time may be exercised by Payee.

    If Borrower fails to pay any amount due under this Note and Payee has to take any action to collect the amount due or to exercise its rights under the Security Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to foreclose the Security Documents or to enforce Payee's rights under the Security Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including without limitation the reasonable fees and disbursements of Payee's attorneys and their staff.

    Borrower waives presentment, notice of dishonor and protest, and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party, except as provided in the Credit Agreement. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

    If any provision in this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

    No delay or failure of the holder of this Note in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right by the holder hereof, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that the holder may have.

    All notices given hereunder shall be given as provided in the Credit Agreement.

    This Note is to be governed by and construed according to the laws of the State of Montana.

                                       GEORESOURCES, INC.

                                       By:  ________________________
                                            J. P. Vickers, President



                                  EXHIBIT D

                        CERTIFICATE RE RESOLUTIONS AND
                     ARTICLES OF INCORPORATION AND BYLAWS

    The undersigned, Cathy Callahan Kruse, Secretary/Treasurer of
GeoResources, Inc. (the "Company"), a Colorado corporation, hereby certifies that:

         1. Attached hereto is a true and complete copy of certain Resolutions duly adopted by the Board of Directors of the Company as in effect on the date hereof.

         2. Except for any amendments attached hereto, the copies of the Articles of Incorporation and the Bylaws of the Company attached to my certificate dated September 1, 1995 are true and complete copies of the Articles of Incorporation and the Bylaws of the Company as in effect on the date hereof.

         3. The following persons are duly authorized to execute Loan Documents (as defined in the Amended and Restated Secured Term Loan and Revolving Credit Agreement (the "Credit Agreement"), dated as of December 5, 1997, between the Company and Norwest Bank Montana, National Association) on behalf of the Company:

         Name and                                Specimen
         Capacity                                Signature

         J. P. Vickers                           __________________
         President                               J. P. Vickers

    Executed by the undersigned as of the 5th day of December, 1997.

                                       Cathy Callahan Kruse



                                  EXHIBIT E

                          BORROWING BASE CALCULATION

                              GEORESOURCES, INC.

                         Dated _____________________

1.  Present Worth (PW) of Proved Developed
    Producing (PDP) Oil and Gas Properties
    Discounted At __________.                              _______________

2.  Less:  a) PW of PDP Properties Not
              Mortgaged to Norwest.                        -______________

           b) PW of The Next 12 Months of
              Production (Subtracted Only
              if Borrower Has A Revolving
              Line Related To Oil and Gas).                -______________

           c) Other Ineligible Properties                  -______________

3.  Net PW of PDP                                          =______________

4.  Borrowing Base Factor                                  x           .50

                                                           =______________

5.  Plus:  a) Anticipated Principal
              Amortization of Oil and Gas
              Related Term Debt In The Next
              12 Months (Added Only If A
              Dollar Amount Has Been
              Subtracted in 2b).                           +______________

6.  Borrowing Base                                         =______________

7.  Less:  Principal Balance of all
               Revolving and Term Debt
               Related To Oil and Gas                      -______________

8.  Margin (Deficit)                                       =______________



                        CERTIFICATE RE RES0LUTIONS AND
                     ARTICLES OF INCORPORATION AND BYLAWS

    The undersigned, Cathy Callahan Kruse, Secretary/Treasurer of
GeoResources, Inc. (the "Company"), a Colorado corporation, hereby certifies that:

         1. Attached hereto is a true and complete copy of certain Resolutions duly adopted by the Board of Directors of the Company as in effect on the date hereof.

         2. Except for any amendments attached hereto, the copies of the Articles of Incorporation and the Bylaws of the Company attached to my certificate dated September 1, 1995 are true and complete copies of the Articles of Incorporation and the Bylaws of the Company as in effect on the date hereof.

         3. The following persons are duly authorized to execute Loan Documents (as defined in the Amended and Restated Secured Term Loan and Revolving Credit Agreement (the "Credit Agreement"), dated as of December 5, 1997, between the Company and Norwest Bank Montana, National Association) on behalf of the Company:

         Name and                                Specimen
         Capacity                                Signature

         J. P. Vickers                           /s/  J. P. Vickers
         President                               J. P. Vickers
                                                 President


    Executed by the undersigned as of the 5th day of December, 1997.

                                       /s/ Cathy Callahan Kruse
                                       Cathy Callahan Kruse
                                       Sec./Treas

RESOLVED, that the officers of the Corporation are hereby authorized to undertake all actions necessary to establish a $3,000,000 revolving line-of-credit with Norwest Bank Montana, under essentially the same terms as the Company's 1995 Revolving Credit Agreement.

FURTHER RESOLVED, that during the term of this line-of-credit, the management of the Company is authorized to make individual Williston Basin oil and gas acquisitions or perform drilling projects that do not require more than $25O,000 of borrowings from this line-of-credit for each acquisition or drilling project.

      SECOND AMENDMENT OF AND ADDENDUM TO MORTGAGE, SECURITY AGREEMENT,
               ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT
                AND MORTGAGE - COLLATERAL REAL ESTATE MORTGAGE

    THIS SECOND AMENDMENT OF AND ADDENDUM TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION AND FINANCING STATEMENT AND MORTGAGE - COLLATERAL REAL ESTATE MORTGAGE (this "Instrument"), dated as of December 5, 1997, is between GEORESOURCES, INC., a Colorado corporation (Federal Tax I.D. No. 84-0505444) ("Mortgagor"), with an address at 1407 West Dakota Parkway, Suite 1B, Williston, North Dakota 58801 (residence: Williams County, North Dakota), and NORWEST BANK MONTANA, NATIONAL ASSOCIATION, a national banking association ("Lender"), successor in interest to NORWEST BANK BILLINGS, NATIONAL ASSOCIATION, with an address at 175 North 27th Street, Billings, Montana 59117.

                                   RECITALS

    A. Mortgagor executed and delivered to Lender a Mortgage, Security Agreement, Assignment of Production and Financing Statement dated as of April 29, 1993 (the "Original Mortgage"), the terms and provisions of which and the description of the real and personal property covered by which are hereby incorporated herein by this reference. The Original Mortgage was filed and recorded, among other places, as follows:

                                                Recording Data
State           County          Filing Date     Book      Page

Montana         Richland        05/10/93        B-140 Mort. 871

North Dakota	Bottineau	05/10/93	246 Mtges. 501
North Dakota	McKenzie	05/10/93	Doc. #316744
North Dakota	Renville	05/13/93	155 Mtgs. 261
North Dakota	Williams	05/12/93	Doc. #549527

    B. Mortgagor and Lender executed and delivered a First Amendment of Mortgage, Security Agreement, Assignment of Production and Financing Statement dated as of September 1, 1995 (the "First Amendment"), the terms and provisions of which and the description of the real and personal property covered by which are hereby incorporated herein by this reference. The First Amendment was filed and recorded as follows:

                                                Recording Data
State           County          Filing Date     Book      Page

Montana         Richland        11/27/95        B-147 Mort. 993

North Dakota	Bottineau	11/27/95	256 Mtgs. 158
North Dakota	McKenzie	11/27/95	Doc. #323766
North Dakota	Renville	11/28/95	158 Mtgs. 478
North Dakota	Williams	11/27/95	Doc. #562428

    C. Unless otherwise defined herein, terms defined in the Original Mortgage, as amended by the First Amendment (the "Mortgage"), shall have the same meanings when used herein. The counterparts hereof to be recorded in the counties listed in Recital A above shall have attached thereto as Schedule I a description of the land covered by the Mortgage.

    D.  In accordance with North Dakota Century Code, Section 35-03-17,
Lender and Mortgagor wish to file this Instrument in order to give notice that the Mortgage and the liens, security interests and other rights granted pursuant thereto remain in full force and effect.

    E.  The parties wish to amend the Mortgage as described

                                   EXTENSION

    In accordance with North Dakota Century Code, Section 35-03-17, Lender and Mortgagor hereby give notice that the Mortgage and the liens, security interests and other rights granted pursuant thereto remain in full force and effect. The Mortgage and the liens, security interests and other rights granted pursuant thereto are hereby ratified and confirmed.

                                   AMENDMENT

    IN CONSIDERATION of the sum of ten dollars ($10.00) in hand paid by Lender to Mortgagor and of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Mortgage shall be amended by substituting the following for Clauses (A), (B) and (C) of the second paragraph on the page numbered 3 of the Mortgage:


         (A) the payment of the Promissory Note dated September 1, 1995, executed by Mortgagor, payable to the order of Mortgagee, in the face amount of $1,000,000, as now in effect or as hereafter amended, extended or replaced (the "1995 Note"), having a maturity date of December 5, 2001, with interest at an annual rate equal to the sum of the fluctuating annual rate announced from time to time by Norwest Bank Minnesota, National Association ("NBM") as its prime or base rate (currently, 8.5 percent per annum), which may not be the lowest interest rate charged by NBM (the "Base Rate") plus one percentage point; (B) the payment of the Promissory Note dated April 29, 1993, executed by Mortgagor, payable to the order of Mortgagee, in the face amount of $1,000,000, as now in effect or as hereafter amended, extended or replaced (the "1993 Note"), having a maturity date of September 5, 1999, with interest at an annual rate equal to the sum of the Base Rate plus one percentage point; and (C) the payment of the Promissory Note dated December 5, 1997, executed by Mortgagor, payable to the order of Mortgagee, in the face amount of $3,000,000, as now in effect or as hereafter amended, extended or replaced (the "1997 Note"), having a maturity date of January 5, 2005, with interest at an annual rate equal to the sum of the Base Rate plus three-quarters of one percentage point (the 1995 Note, the 1993 Note and the 1997 Note collectively referred to herein as the "Notes");

                                    GRANT

    Mortgagor hereby grants, bargains, sells, assigns, transfers, pledges, mortgages and conveys, and grants a security interest in, the Mortgaged Properties to Lender, WITH POWER OF SALE; TO HAVE AND TO HOLD the Mortgaged Properties to Lender and its successors and assigns forever, subject to all of the terms, conditions, covenants and agreements set forth in the Mortgage, as amended hereby, for the security and benefit of Lender and its successors and assigns as holder of any and all notes and other obligations secured by the Mortgage, as amended hereby.

                                 MISCELLANEOUS

    This Instrument shall bind and inure to the benefit of the respective successors and assigns of Mortgagor and Lender, including without limitation any and all other banks, lending institutions and parties which may participate in the indebtedness evidenced by the Indebtedness or any of it. Notwithstanding any other provision contained herein, if any property interest granted by this Instrument does not vest on the execution and delivery of this Instrument, it shall vest, if at all, no later than 20 years after the execution and delivery of this Instrument. Mortgagor hereby ratifies, confirms and adopts the Mortgage, as amended hereby.


    EXECUTED as of the date first above written.

ATTEST:                                GEORESOURCES, INC.

/s/  Cathy Kruse,                      By:  /s/ J. P. Vickers
Cathy Kruse                                 J. P. Vickers
Secretary                                   President

(SEAL)

                                       NORWEST BANK MONTANA, NATIONAL
                                        ASSOCIATION, successor in interest
                                        to NORWEST BANK BILLINGS, NATIONAL
ATTEST:                                 ASSOCIATION

/s/  STACY ELLAND                      By:  /s/ Doug Kraft
STACY ELLAND                                Doug Kraft
BSR                                         Vice President

(SEAL)

STATE OF North Dakota	)
                        ) ss.
COUNTY OF Williams	)

                                   (Montana)

    On this day before me, the undersigned notary public, personally appeared J. P. Vickers, known to me to be the President of GEORESOURCES, INC., a Colorado corporation, the corporation that executed the within instrument, and acknowledged to me that such corporation executed the same. Witness my hand and official seal as of December __, 1997.

                                (North Dakota)

    The foregoing instrument was acknowledged before me this 23 day of December, 1997, by J. P. Vickers, as President of GEORESOURCES, INC., a Colorado corporation, on behalf of said corporation. Witness my hand and official seal.


                                       /s/  Mary B. Mahar
                                       Notary Public
                                       Residing in:  Williston, ND

    My commission expires:  September 5, 2003



STATE OF Montana	)
                        )  ss.
COUNTY OF Yellowstone	)

                                   (Montana)

    On this day before me, the undersigned notary public, personally appeared Doug Kraft, known to me to be the Vice President of NORWEST BANK
MONTANA, NATIONAL ASSOCIATION, a national banking association, successor in interest to NORWEST BANK BILLINGS, NATIONAL ASSOCIATION, the national banking association that executed the within instrument, and acknowledged to me that such national banking association executed the same. Witness my hand and official seal as of December 24, 1997.

                                (North Dakota)

    The foregoing instrument was acknowledged before me this day of December, 1997, by Doug Kraft, Vice President of NORWEST BANK MONTANA, NATIONAL ASSOCIATION, a national banking association, successor in interest to NORWEST BANK BILLINGS, NATIONAL ASSOCIATION, on behalf of said national banking association. Witness my hand and official seal.


                                       /s/  Shirley A. Esser
                                       Notary Public
                                       Residing in:  Billings, MT

    My commission expires:  July 30, 2000